      As filed with the Securities and Exchange Commission on July 19, 2001
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                         GALYAN'S TRADING COMPANY, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                               -------------------

                  Indiana                               35-1529720
      (State or Other Jurisdiction of                (I.R.S. Employer
      Incorporation or Organization)                Identification No.)


                2437 East Main Street, Plainfield, Indiana 46168
          (Address, Including Zip Code, of Principal Executive Offices)
                               -------------------

              Galyan's Trading Company, Inc. 1999 Stock Option Plan
           Galyan's Trading Company, Inc. 1999 Stock Subscription Plan
                           (Full Titles of the Plans)

                               -------------------

                                 Robert B. Mang
                      Chief Executive Officer and Chairman
                         Galyan's Trading Company, Inc.
                2437 East Main Street, Plainfield, Indiana 46168
                                 (317) 532-0200
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                    COPY TO:

                           Gregory P. Patti, Jr., Esq.
                              O'Melveny & Myers LLP
                 153 East 53rd Street, New York, New York 10022
                                 (212) 326-2000

                               -------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------
                                           Proposed          Proposed
                                           Maximum           Maximum
Title Of                Amount             Offering          Aggregate           Amount Of
Securities              To Be              Price             Offering            Registration
To Be Registered        Registered         Per Unit          Price               Fee
----------------------------------------------------------------------------------------------
Common Stock,           2,363,977/(1)/     $16.83/(2)/       $39,785,733/(2)/    $9,947/(2)/
no par value            shares
----------------------------------------------------------------------------------------------

/(1/) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Galyan's Trading Company, Inc. 1999 Stock Option Plan or in the Galyan's Trading Company, Inc. 1999 Stock Subscription Plan (each a "Plan" and together the "Plans") may become subject to the Plans.

 /(2)/ Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on July 18, 2001, as reported on the Nasdaq National Market System and published in The Wall Street Journal.

       The Exhibit Index for this Registration Statement is at page 9.

================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.          Incorporation of Certain Documents by Reference

         The following documents of Galyan's Trading Company, Inc. (the "Company") filed with the Commission are incorporated herein by reference:

         (a) The Company's Prospectus, dated June 26, 2001, filed with the Commission as part of the Company's Registration Statement on Form S-1 (registration number 333-57848), originally filed March 29, 2001, and as subsequently amended; and

         (b) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on June 21, 2001, and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.          Description of Securities

         The Company's Common Stock, no par value (the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

Item 5.          Interests of Named Experts and Counsel

         Not applicable.

Item 6.          Indemnification of Directors and Officers

          The Indiana Business Corporation Law ("IBCL"), the provisions of which govern the Company, empowers an Indiana corporation to indemnify present and former directors, officers, employees, or agents or any person who may have served at the request of the corporation as a director, officer, employee, or agent of another corporation ("Eligible Persons") against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity, or arising out of his status as such, if the individual acted in good faith and reasonably believed that (1) the individual was acting in the best interests of the corporation, or (2) if the challenged action was taken other than in the individual's official capacity as an officer, director, employee or agent, the individual's conduct was at least not opposed to the corporation's best interests, or (3) if in a criminal proceeding, either the individual had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

          The IBCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim, including counsel fees; and, unless limited by its Articles of Incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation's articles of incorporation otherwise provide, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to mandatory indemnification for reasonable expenses or that the Eligible Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether his actions satisfied the appropriate standard of conduct.

          Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the IBCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine that indemnification is permissible in the specific circumstances because the Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the board of directors or such a committee, or by the stockholders of the corporation.

          In addition to the foregoing, the IBCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the articles of incorporation or bylaws, resolution of the board of directors or stockholders, or any other authorization adopted after notice by a majority vote of all the voting shares then issued and outstanding. The IBCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him in any capacity as such, or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability.

          Reference is made to Articles 9 and 10 of the Second Amended and Restated Articles of Incorporation of the Company concerning indemnification of directors, officers, employees and agents.

          The Company has obtained an insurance policy covering the officers and directors of the Company with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 7.          Exemption from Registration Claimed

         Not applicable.

Item 8.           Exhibits

         See the attached Exhibit Index at page 9.
         ---

Item 9.           Undertakings

         (a)      The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the

Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainfield, County of Hendricks, State of Indiana, on July 19, 2001.

                                      By:   /s/ Robert B. Mang
                                            -------------------------------
                                            Robert B. Mang
                                            Chief Executive Officer and Chairman


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Mang, Joel L. Silverman, and Edward S. Wozniak, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature               Title                                              Date
       ---------               -----                                              ----


/s/ Robert B. Mang
---------------------------    Chief Executive Officer, Chairman of           July 19, 2001
Robert B. Mang                 the Company and Director (Principal
                               Executive Officer)


/s/ Joel L. Silverman
---------------------------    President, Chief Operating Officer             July 19, 2001
Joel L. Silverman              and Director



/s/ Edward S. Wozniak
---------------------------    Senior Vice President and Chief                July 19, 2001
Edward S. Wozniak              Financial Officer (Principal
                               Financial and Principal Accounting
                               Officer)


/s/ Norman S. Matthews
---------------------------    Director                                       July 19, 2001
Norman S. Matthews

/s/ Timothy J. Faber
---------------------------    Director                                       July 19, 2001
Timothy J. Faber

/s/ Todd W. Halloran
---------------------------    Director                                       July 19, 2001
Todd W. Halloran

/s/ John M. Roth
---------------------------    Director                                       July 19, 2001
John M. Roth

/s/ Ronald P. Spogli
---------------------------    Director                                       July 19, 2001
Ronald P. Spogli

/s/ Peter Starrett
---------------------------    Director                                       July 19, 2001
Peter Starrett

/s/ Stuart B. Burgdoerfer
---------------------------    Director                                       July 19, 2001
Stuart B. Burgdoerfer

                                  EXHIBIT INDEX

Exhibit
Number                 Description of Exhibit
------                 ----------------------

4.1      Second Amended and Restated Articles of Incorporation.*

4.2      Galyan's Trading Company, Inc. 1999 Stock Option Plan, as amended. *

4.3 Galyan's Trading Company, Inc. 1999 Stock Subscription Plan, as amended. *

4.4      Form of the Company's 1999 Stock Option Agreement, as amended. *

4.5      Form of the Company's 1999 Stock Subscription Agreement, as amended. *

5.1      Opinion of Ice Miller (opinion re legality).

23.1     Consent of Deloitte & Touche LLP (consent of independent auditors).

23.2     Consent of Ice Miller (included in Exhibit 5.1).

24.1 Power of Attorney (included in this Registration Statement under "Signatures").


* Filed as an exhibit to the Company's Registration Statement on Form S-1 (registration number 333-57848), originally filed March 29, 2001, and as subsequently amended, and incorporated herein by this reference.